UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2008

BONDS.COM GROUP, INC
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway
Suite 212
Boca Raton, FL 33432
 (Address of principal executive offices and Zip Code)

(561) 953-4353
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On January 29, 2008, we executed promissory notes (the “Notes”) with two of our directors, John Barry III and Christopher D. Moody, pursuant to which each of them has agreed to make loans to us in an aggregate principal amount of up to $250,000 for a total of $500,000. The outstanding principal amounts of these loans accrue interest at a rate of 10% per annum and all outstanding principal and interest is due and payable on or before December 31, 2008 (the “Maturity Date”). Pursuant to the terms of the Notes, each of Messrs. Barry and Moody provided a loan to us on January 29, 2008, in the principal amount of $125,000, resulting in a total indebtedness of $250,000. We may obtain additional loans under the terms or each Note through the Maturity Date, until the total outstanding principal amount of each Note equals $250,000. We intend to use the proceeds from these loans for general working capital purposes. Copies of the Notes are included as exhibits to this Current Report.

Item 9.01
Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Grid Promissory Note with John Barry III dated January 29, 2008.

99.2	Grid Promissory Note with Christopher D. Moody dated January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
John J. Barry IV
Chief Executive Officer